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                                                                    Exhibit 10.8

                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT (the "Agreement") dated as of May 7, 1999 by and between K-TRON INTERNATIONAL, INC., a New Jersey corporation ("K-Tron"), and RONALD R. REMICK, a resident of Pennsylvania (the "Employee").

                  WHEREAS, K-Tron and the Employee desire to enter into an agreement to provide for the Employee's employment by K-Tron or another member of the K-Tron Group (K-Tron and its subsidiaries as they may exist from time to time are collectively referred to herein as the "K-Tron Group" and each is sometimes individually referred to herein as a "member" of the K-Tron Group), upon the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Employment. K-Tron agrees that either K-Tron or another member of the K-Tron Group will employ the Employee, and the Employee hereby accepts such employment and agrees to perform his duties and responsibilities hereunder, in accordance with the terms and conditions hereinafter set forth.

                  1.1 Employment Term. The employment term of this Agreement (the "Employment Term") shall commence on May 10, 1999 (the "Commencement Date") and shall continue until terminated in accordance with Section 8 hereof or otherwise.

                  1.2 Duties and Responsibilities. During the Employment Term, the Employee shall be employed by K-Tron or another member of the K-Tron Group, as determined by K-Tron, and he shall perform all duties and accept all responsibilities incidental to any position in which he shall be so employed or as may be assigned to him by the Board of Directors of K-Tron (the
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"K-Tron Board") or its chief executive officer and shall cooperate fully with the K-Tron Board and K-Tron's chief executive officer. If the Employee is employed by another member of the K-Tron Group, the foregoing reference to the K-Tron Board and to K-Tron's chief executive officer shall also be deemed to include the board of directors and chief executive officer of such other member. The Employee's initial employment with K-Tron shall be as its Senior Vice President, Chief Financial Officer and Treasurer.

                  1.3 Extent of Service. During the Employment Term, the Employee shall use his best efforts in the business of the member of the K-Tron Group by which he is employed, and he shall devote substantially his full time, attention and energy to the business of the member of the K-Tron Group by which he is employed and to the performance of his services and the discharge of his duties and responsibilities hereunder. Except as provided in Section 5 hereof, the foregoing shall not be construed as preventing the Employee from making investments in other businesses or enterprises or from being engaged in civic or charitable affairs provided that the Employee agrees not to become engaged in any other activity which may interfere with his ability to discharge his duties and responsibilities hereunder to K-Tron or another member of the K-Tron Group. The Employee further agrees not to work on either a part time or independent contractual basis for any other business or enterprise during the Employment Term without the prior written approval of the K-Tron Board.

                  1.4 Compensation. For all the services rendered during the Employment Term by the Employee hereunder as an employee of a member of the K-Tron Group, such member of the K-Tron Group by which he is employed shall pay the Employee an annual base salary of One Hundred Seventy Thousand U.S. dollars ($170,000), less such withholding and other deductions


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as may be required by law or any employee benefit plan in which the Employee participates or agreed to by the Employee, payable in installments at such times as such member of the K-Tron Group customarily pays its other officers (but in no event less often than monthly). Such salary may be increased from time to time during the Employment Term in the sole discretion of K-Tron, and any such increased salary shall thereafter be the Employee's new base salary for purposes of this Agreement. Notwithstanding the foregoing, either the K-Tron Board or K-Tron's chief executive officer, or the board of directors or chief executive officer of any other member of the K-Tron Group employing the Employee, shall have the right at any time or times to reduce the Employee's base salary if such reduction is generally being made for other officers of K-Tron or of other members of the K-Tron Group holding comparable positions. The Employee shall also be entitled to receive bonus payments in the sole discretion of the K-Tron Board or its Compensation and Human Resources Committee. In addition to said annual salary and bonus payments (if any), and except as may otherwise be agreed with the Employee in writing, the Employee shall be entitled to receive an automobile allowance of $10,000 per year (or a car in accordance with K-Tron policy as it may exist from time to time, as the Employee may elect) and annual paid vacation of four weeks and to participate in such employee benefit plans of the member of the K-Tron Group employing the Employee as may exist from time to time on the same basis as other persons holding comparable positions with such member of the K-Tron Group, except that the Employee shall have no right solely by virtue of this Agreement to participate in any such plans that are not generally available to all employees of K-Tron or of the other member of the K-Tron Group by which he is employed.

                  1.5 Stock Grant. On the Commencement Date and subject to the Employee


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having purchased prior to such date and owning on such date 2,000 shares of
K-Tron Common Stock, K-Tron shall issue to the Employee 2,000 shares of its Common Stock as a restricted stock grant under Section 6 of the K-Tron International, Inc. 1996 Equity Compensation Plan, as amended (the "1996 Equity Compensation Plan"). K-Tron and the Employee agree that the sole restriction applicable to such restricted shares shall be that the Employee be employed by K-Tron on the first anniversary of the Commencement Date, in which case the restriction shall lapse at that time; provided, however, that the foregoing restriction shall lapse immediately if the Employment Term is earlier terminated by K-Tron for any reason other than "cause" as defined in Section 8.4 hereof. In all other respects, the restricted stock grant shall be governed by Section 6 and other applicable provisions of the 1996 Equity Compensation Plan.

                  1.6 Stock Option Grant. On the Commencement Date, the Employee will be granted a ten-year nonqualified stock option under the 1996 Equity Compensation Plan to purchase a total of 7,500 shares of K-Tron Common Stock at the last reported sale price on the Nasdaq Stock Market on that date (or, if there are no trades on that date, the latest preceding date upon which a sale was reported) and on the other terms and conditions to be set forth in a stock option grant agreement to be entered into on that date between K-Tron and the Employee, the form of which is attached hereto as Exhibit A. Provided that the Employee is still employed by K-Tron or another member of the K-Tron Group on the first and second anniversaries of the Commencement Date, respectively, he will be granted similar stock options on those dates for 7,500 shares (first anniversary) and 5,000 shares (second anniversary) of K-Tron Common Stock, using the same form of stock option grant agreement or such other standard form of grant agreement as may then be used by K-Tron.




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                  2. Reimbursement of Expenses. The member of the K-Tron Group employing the Employee shall reimburse the Employee for all ordinary and necessary out-of-pocket business expenses incurred by him in connection with the discharge of his duties and responsibilities hereunder during the Employment Term in accordance with such company's expense approval procedures then in effect and upon presentation to such company of an itemized account and written proof of such expenses.

                  3. Developments. The Employee shall disclose fully, promptly and in writing to K-Tron or to any other member of the K-Tron Group by which he is employed any and all inventions, discoveries, improvements, modifications and the like, whether patentable or not, which he conceives, makes or develops, solely or jointly with others, while employed by K-Tron or another member of the K-Tron Group and which (i) relate to the business, work or activities of any member of the K-Tron Group or (ii) result from or are suggested by the carrying out of his duties hereunder, or from or by any information which he may receive while employed by K-Tron or another member of the K-Tron Group. The Employee hereby assigns, transfers and conveys to K-Tron or its designee all of his right, title and interest in and to any and all such inventions, discoveries, improvements, modifications and the like and agrees to take all such actions as may be requested by K-Tron at any time and with respect to any such invention, discovery, improvement, modification or the like to confirm or evidence such assignment, transfer and conveyance. Furthermore, at any time and from time to time, upon the request of K-Tron, the Employee shall execute and deliver to K-Tron, or to another member of the K-Tron Group designated by K-Tron, any and all instruments, documents and papers, give evidence and do any and all other acts which, in the opinion of counsel for K-Tron, are or may be necessary or


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desirable to document such assignment, transfer and conveyance or to enable
K-Tron or such other member of the K-Tron Group to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such inventions, discoveries, improvements, modifications or the like or to obtain any extension, validation, reissue, continuance or renewal of any such patent, trademark or copyright. K-Tron or such other member of the K-Tron Group shall be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and shall reimburse the Employee for all reasonable expenses incurred by him in compliance with the provisions of this Section 3.

                  4. Confidential Information. The Employee acknowledges that, by reason of his employment by K-Tron or another member of the K-Tron Group, he will have access to confidential information of the K-Tron Group, including, without limitation, information and knowledge pertaining to products, inventions, discoveries, improvements, innovations, designs, ideas, trade secrets, proprietary information, manufacturing, packaging, advertising, distribution and sales methods, sales and profit figures, customer and client lists and relationships between members of the K-Tron Group and dealers, distributors, sales representatives, wholesalers, customers, clients, suppliers and others who have business dealings with them ("Confidential Information"). The Employee acknowledges that such Confidential Information is a valuable and unique asset of K-Tron and the other members of the K-Tron Group and covenants that, both during and after the Employment Term, he will not disclose any Confidential Information to any person (except as his duties as an employee of K-Tron or another member of the K-Tron Group may require) without the prior written authorization of the K-Tron Board. The obligation of


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confidentiality imposed by this Section 4 shall not apply to information which appears in issued patents or printed publications, which otherwise becomes generally known in the industry through no act of the Employee in breach of this Agreement or which is required to be disclosed by court order or applicable law.

                  5. Non-Competition. During (i) the term of the Employment Term and (ii) for one year thereafter only in the event that (A) such Employment Term is terminated under Section 8.2 or 8.4 (but only if it is terminated by a member of the K-Tron Group) hereof or (B) the Employee terminates employment with the member of the K-Tron Group employing him without giving the notice required by
Section 8.1 hereof, the Employee shall not, unless acting as an employee pursuant hereto or with the prior written consent of the K-Tron Board, directly or indirectly, own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit his name to be used in connection with, any business or enterprise engaged in the business of designing, engineering, manufacturing, marketing or distributing feeding or blending equipment, or in any other business then engaged in by K-Tron or any other member of the K-Tron Group, within (i) any state of the United States or the District of Columbia or (ii) any other country in which K-Tron or any member of the K-Tron Group has engaged in any such business within the prior year or is about to engage in any such business; provided, however, that notwithstanding the foregoing, this provision shall not be construed to prohibit the passive ownership by the Employee of not more than 1% of the capital stock of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities



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Exchange Act of 1934. In the event that the provisions of this Section 5 should ever be adjudicated to exceed the time, geographic, product or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or other limitations permitted by applicable law.

                  6. No Solicitation. During (i) the term of the Employment Term and (ii) for one year thereafter only in the event that (A) such Employment Term is terminated under Section 8.2 or 8.4 (but only if it is terminated by a member of the K-Tron Group) hereof or (B) the Employee terminates employment with the member of the K-Tron Group employing him without giving the notice required by
Section 8.1 hereof, the Employee shall not, unless acting as an employee pursuant hereto or with the prior written consent of the K-Tron Board, call on or solicit, either directly or indirectly, any person, firm, corporation or other entity who or which is, or within two years prior thereto had been, a customer of any member of the K-Tron Group, with respect to any matters involving the designing, engineering, manufacturing, marketing or distributing of feeding or blending equipment or involving any other businesses then engaged in by any member of the K-Tron Group.

                  7. Equitable Relief.
                     (a) The Employee acknowledges that the restrictions contained in Sections 3, 4, 5 and 6 hereof are, in view of the nature of the business of K-Tron and the other members of the K-Tron Group, reasonable and necessary to protect the legitimate interests of the K-Tron Group, that K-Tron would not have entered into this Agreement in the absence of such restrictions, that the business of the K-Tron Group is international in scope and that any violation of any provision of those Sections will result in irreparable injury to K-Tron and the other


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members of the K-Tron Group.

                     (b) The Employee agrees that in the event of any violation of the restrictions referred to in Section 7(a) above, K-Tron and any other member of the K-Tron Group shall be entitled to preliminary and permanent injunctive relief, without the necessity of posting a bond or proving actual damages, and to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which K-Tron or any other member of the K-Tron Group may be entitled.

                     (c) The Employee irrevocably and unconditionally agrees that in the event of any violation of the restrictions referred to in Section 7(a) above, an action may be commenced for preliminary and permanent injunctive relief and other equitable relief in any federal or state court of competent jurisdiction sitting in Gloucester or Camden County, New Jersey or in any other court of competent jurisdiction. The Employee hereby waives, to the fullest extent permitted by law, any objection that he may now or hereafter have to such jurisdiction or to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding has been brought in an inconvenient forum. The Employee agrees that effective service of process may be made upon him by mail under the notice provisions contained in Section 10 hereof and that all pleadings, notices and other papers may be served upon him in the same manner.

                     (d) The Employee agrees that he will provide, and that any member of the K-Tron Group may similarly provide, a copy of Sections 3, 4, 5 and 6 of this Agreement to any business or enterprise (i) which he may directly or indirectly own, manage, operate, finance, join,


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control or participate in the ownership, management, operation, financing or control of, or (ii) with which he may be connected with as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise, or in connection with which he may use or permit his name to be used; provided, however, that this provision shall not apply in respect of Sections 5 and 6 of this Agreement after expiration of the time periods set forth therein.

                     (e) The Employee represents and acknowledges that (i) he has been advised by K-Tron to consult his own legal counsel in respect of this Agreement and (ii) he has had full opportunity to do so.

                  8. Termination.

                  8.1 Generally. Either party may terminate the Employment Term upon not less than one year's prior notice to the other party. Should either party elect to terminate the Employment Term on this basis, neither K-Tron nor any member of the K-Tron Group shall have any liability or obligation to the Employee after the date on which the Employment Term ends except for unpaid salary and benefits accrued to such date and any additional benefits or payments (excluding any other severance benefits or payments) payable to the Employee under any applicable formal policy or plan of any member of the K-Tron Group which covers the Employee at the time of his termination.

                  8.2 Partial or Total Disability. If in the judgment of the K-Tron Board, the Employee is unable to perform his duties and responsibilities hereunder by reason of illness, injury or incapacity for six consecutive months, or for more than six months in the aggregate during any period of 12 calendar months, during which time K-Tron or the member of the K-


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Tron Group actually employing the Employee at the time of his disability shall continue to compensate the Employee hereunder (with such compensation to be reduced by the amount of any payments due the Employee for this time period under any applicable disability benefit programs, including Social Security disability, worker's compensation and disability retirement benefits), the Employment Term may be terminated by K-Tron in which event neither K-Tron nor any other member of the K-Tron Group shall have any further liability or obligation to the Employee except for unpaid salary and benefits accrued to the date of his termination and for any additional disability or other benefits or payments (excluding any other severance benefits or payments) payable to the Employee under any applicable formal policy or plan of any member of the K-Tron Group which covers the Employee at the time of his termination. The Employee agrees, in the event of any dispute under this Section 8.2 and if requested by K-Tron, to submit to a physical examination by a licensed physician selected by K-Tron, the cost of such examination to be paid by K-Tron.

                  8.3 Death. In the event that the Employee dies during the Employment Term, the member of the K-Tron Group actually employing the Employee at the time of his death shall pay to his executors, administrators or personal representatives, as appropriate, an amount equal to the installment of his salary payable for the month in which he dies. Thereafter, neither K-Tron nor any other member of the K-Tron Group shall have any further liability or obligation hereunder to the Employee's executors, administrators, personal representatives, heirs, assigns or any other person claiming under or through him, except for any benefits or other payments (excluding any severance benefits or payments) payable to the Employee under any applicable formal policy or plan of any member of the K-Tron Group which covered the Employee at the


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time of his death.

                  8.4 For Cause. Nothing in this Agreement shall be construed to prevent the termination of the Employment Term at any time either (i) by the Employee for the failure of K-Tron or any other member of the K-Tron Group actually employing the Employee at the time to observe or perform any of the material terms or provisions hereof provided that the Employee has given written notice of such failure to K-Tron and any other member of the K-Tron Group employing the Employee and such failure has continued for 30 days thereafter, or
(ii) by K-Tron, by action of the K-Tron Board, for "cause." For purposes of this Agreement, "cause" shall mean the failure of the Employee to observe or perform (other than by reason of illness, injury or incapacity) any of the material terms or provisions of this Agreement provided that the Employee has been given written notice of such failure and such failure has continued for 30 days thereafter, dishonesty, disloyalty, willful misconduct, conviction of a felony or other crime involving moral turpitude, misappropriation of funds, habitual insobriety, substance abuse, similar like cause, any action on the part of the Employee involving willful and deliberate malfeasance or gross negligence in the performance of his duties and responsibilities hereunder, any other action on the part of the Employee that is damaging or detrimental in a significant way to any member of the K-Tron Group or any willful violation by the Employee of a written directive from the K-Tron Board or K-Tron's chief executive officer.

                  8.5 Without Cause. K-Tron, by action of the K-Tron Board, may terminate the Employment Term at any time without cause upon notice to the Employee accompanied by payment to the Employee of a lump sum amount equal to 100% of the Employee's then-annual base salary hereunder, in which event neither K-Tron nor any other member of the K-Tron Group


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shall have any further liability or obligation to the Employee after the date of termination of the Employment Term except for any unpaid salary and benefits accrued to such date and for any additional or other benefits or payments (excluding any other severance benefits or payments) payable to the Employee under any applicable formal policy or plan of any member of the K-Tron Group which covers the Employee at the time of his termination. Notwithstanding the foregoing, if notice of termination shall have previously been given to the Employee under Section 8.1 hereof and be in effect, the amount to be paid to the Employee shall be reduced to 100% of the base salary hereunder to which the Employee would otherwise have been entitled for the remaining balance of his Employment Term.

                  9. Survival. Notwithstanding the termination of the Employment Term for any reason whatsoever, the obligations of the Employee under Sections 3, 4, 5 and 6 hereof shall survive and remain in full force and effect for the periods therein provided, and the provisions for equitable relief found in
Section 7 hereof shall continue in force.

                  10. Notices. All notices and other communications hereunder shall be in writing and deemed to have been given when hand delivered, in person or by a recognized courier or delivery service, when telefaxed to the recipient's correct telefax number (with receipt confirmed) or when mailed by registered or certified mail, return receipt requested, or by air mail to any addressee located outside the United States, as follows (provided that notice of change of address shall be deemed given only when received):

                           If to K-Tron, to:

                           K-Tron International, Inc.




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                           Routes 55 and 553
                           Pitman, NJ  08071

                           Attention:  Chief Executive Officer


                           With a required copy to:

                           Morgan, Lewis & Bockius LLP
                           1701 Market Street
                           Philadelphia, PA  19103

                           Attention: Timothy Maxwell, Esquire


                           If to the Employee, to:

                           Ronald R. Remick
                           521 Avonwood Road
                           Haverford, PA 19041


or to such other name or address as any designated recipient shall specify by notice to the other designated recipients in the manner specified in this
Section 10. Any communication delivered in another manner shall be deemed given when actually received.

                  11. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of New Jersey, United States of America without giving effect to any conflict of laws provisions.

                  12. Contents of Agreement, Amendment and Assignment.

                     (a) This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes any prior employment agreement between the parties and shall not be changed, modified or terminated except upon written amendment executed by a duly authorized officer of K-Tron and the Employee. Furthermore and without


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limitation, nothing in this Agreement shall be construed as giving the Employee any right to be retained in the employ of any member of the K-Tron Group beyond the expiration of the Employment Term, and if employed thereafter the Employee specifically acknowledges that he shall be an employee-at-will and thus subject to discharge with or without cause and without further compensation of any nature.

                     (b) Employee acknowledges that from time to time, K-Tron and other members of the K-Tron Group may establish, maintain and distribute employee manuals or handbooks or personnel policy manuals, and officers or other representatives of K-Tron or other members of the K-Tron Group may make written or oral statements relating to personnel policies and procedures. Such manuals, handbooks and statements are intended only for general guidance. No policies, procedures or statements of any nature by or on behalf of any member of the K-Tron Group (whether written or oral, and whether or not contained in any employee manual or handbook or personnel policy manual), and no acts or practices of any nature, shall be construed to modify this Agreement or to create express or implied obligations of employment or continued employment by K-Tron or any other member of the K-Tron Group.

                     (c) All of the provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by the Employee.

                     (d) In the event that the Employee is employed by a member ("such other member") of the K-Tron Group other than K-Tron, and in the further event that either (i) K-Tron


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or another member of the K-Tron Group shall sell 50% or more of the voting stock of such other member to a third party after such other member shall have assumed all of K-Tron's obligations hereunder or (ii) such other member shall sell substantially all of its operating assets to a third party which agrees in writing to assume all of K-Tron's obligations hereunder, then K-Tron shall, upon the closing of any such transaction, have no further duties or obligations hereunder.

                     (e) All references in this Agreement to the "K-Tron Board" shall also be deemed to include the Executive Committee of the K-Tron Board.

                  13. Severability. If any provision of this Agreement or the application thereof to anyone or any circumstance is held invalid or unenforceable in any jurisdiction, the remainder of this Agreement, and the application of such provision to such person or entity or such circumstance in any other jurisdiction or to other persons, entities or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement are severable.

                  14. Remedies Cumulative; No Waiver. No remedy conferred upon any party by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by any party in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in its or his sole discretion.

                  15. Miscellaneous. The masculine pronoun whenever used shall include the feminine and the singular shall be construed as the plural, where applicable. All section headings


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are for convenience only. This Agreement may be executed in several counterparts, each of which shall be an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

                  IN WITNESS WHEREOF, K-Tron and the Employee have executed this Agreement as of the date first above written.

[Corporate Seal]                        K-TRON INTERNATIONAL, INC.
Attest:

                                        By:
-----------------------------              ------------------------------
Secretary                                   As its Chairman and
                                            Chief Executive Officer



                                        EMPLOYEE


------------------------------              ------------------------------
Witness                                     Ronald R. Remick







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